Exhibit 99.1

UNIT PURCHASE OPTION CLARIFICATION AGREEMENT

This Unit Purchase Option Clarification Agreement (this “Agreement”), dated February 9, 2007, amends that certain Unit Purchase Option, dated April 11, 2006 (the “Purchase Option”) issued by HAPC, INC., a Delaware corporation (the “Company”), to FTN Midwest Securities Corp. (“Holder”).

WHEREAS, as a result of certain questions that have arisen regarding the accounting treatment applicable to the Purchase Option, the parties hereto deem it necessary and desirable to amend the Purchase Option to clarify that the Holder does not have the right, and did not have the right at the time of the issuance of the Purchase Option, to receive a net cash settlement in the event that the Company does not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants which are issuable upon the exercise of the Purchase Option.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Purchase Option as set forth herein.

1. Purchase Option. The undersigned hereby agree that the Purchase Option is hereby amended by adding the following as Section 2.3.1 to the Purchase Option:

“2.3.1. No Exercise of Purchase Option if Registration Statement is not Effective. Notwithstanding anything herein to the contrary, the Company shall not be obligated to deliver any securities pursuant to the exercise of this Purchase Option unless (i) a registration statement under the Securities Act with respect to the Common Stock issuable upon exercise of the Warrants issuable upon exercise of the Purchase Option is effective, or (ii) in the opinion of counsel to the Company or counsel to the Holder reasonably satisfactory to the Company, the exercise of the Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holders reside. The Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise or issuance would be unlawful. The Holder is not, and at the time of the initial issuance of this Purchase Option was not, entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in securities if the Common Stock issuable upon exercise of the Warrants is not covered by an effective registration statement.”

2. Miscellaneous.

a. Defined Terms. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Purchase Option.

b. Governing Law; Submission To Jurisdiction. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Company and the Holder irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the New York State Supreme Court in the Borough of Manhattan, in any action arising out of or relating to this Agreement.

c. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as set forth in this Agreement, the provisions of the original Purchase Option which are not inconsistent with this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts.

d. Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date first above written.

HAPC, INC.

By:	/s/ Erin Enright
Name:	Erin Enright
Title:	Chief Financial Officer

FTN MIDWEST SECURITIES CORP.

By:	/s/ Doug Donohue
Name:	Doug Donohue
Title:	Managing Director

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